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                                                                      EXHIBIT 11
                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE




   Years Ended October 31,                                                         1994         1993         1992
- ---------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands, except per share amounts)

Income before cumulative effect of accounting change................            $  18,852    $   8,428    $   6,195
Cumulative effect of accounting change..............................                  -            -        (25,108)
                                                                                ---------    ---------    ---------
Net income (loss)...................................................               18,852        8,428      (18,913)
Preferred dividend requirements.....................................               (5,934)      (5,934)      (2,654)
                                                                                ---------    ---------    ---------
Net income attributable to
  common stockholders...............................................            $  12,918    $   2,494    $ (21,567)
                                                                                =========    =========    =========

Weighted average shares
  outstanding-primary...............................................               13,496       13,551       12,696
                                                                                =========    =========    =========

Earnings(loss) per common share:
  Primary:
    Income before cumulative effect of accounting change............            $    0.96    $    0.18    $    0.28
    Cumulative effect of accounting change..........................                  -            -          (1.98)
                                                                                ---------    ---------    ---------
    Net earnings (loss).............................................            $    0.96    $    0.18    $   (1.70)
                                                                                =========    =========    =========



Income before cumulative effect of accounting change................            $  18,852    $   8,428    $   6,195
Cumulative effect of accounting change..............................                  -            -        (25,108)
                                                                                ---------    ---------    ---------
Net income (loss)...................................................               18,852        8,428      (18,913)
Interest on 9-1/8% convertible subordinated
  debentures and amortization of related issuance
  costs, net applicable of income taxes.............................                  -            -          1,783
                                                                                ---------    ---------    ---------
Adjusted net income.................................................            $  18,852    $   8,428    $ (17,130)
                                                                                =========    =========    =========

Weighted average shares
  outstanding-primary...............................................               13,496       13,551       12,696
Effect of common stock equivalents
  arising from stock options........................................                   72           45          133
Preferred stock assumed converted
  to common stock...................................................                2,738        2,738        1,225
Subordinated debentures assumed
  converted to common stock.........................................                  -            -          1,993
                                                                                ---------    ---------    ---------

Weighted average shares
  outstanding-fully diluted.........................................               16,306       16,334       16,047
                                                                                =========    =========    =========

Earnings(loss) per common share:
  Assuming full dilution:
    Income before cumulative effect of accounting change............            $    1.16    $    0.52    $    0.50
    Cumulative effect of accounting change..........................                  -            -          (1.56)
                                                                                ---------    ---------    ---------
    Net earnings (loss).............................................            $    1.16    $    0.52    $   (1.06)
                                                                                =========    =========    =========
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